SMITH BARNEY SERIES FUND
                              10f-3 REPORT
                  January 1, 1997 through May 31, 1997

                                                       % of
Trade     Selling                       Purchase  Fund % of
Issuer              Date Dealer              Shares         Price
Assets  Issue

Energen Corp.       1/16/97   Salomon Brothers    8,000          $29.50
0.52%   0.87%

California Federal Pfd.  1/24/97   Goldman Sachs       2,400
25.00        0.10 2.67
9.125% Series A

Tenet Healthcare         1/27/97   Donaldson, Lufkin & 150,000
99.894       0.51 2.53
8.625% due 1/15/2007          Jenrette Securities
8.000% due 1/15/2005                         150,000        99.358

Kilroy Realty Corp.      1/28/97   Prudential Securities    1,000
23.00        0.01 0.17

Kilroy Realty Corp.      1/28/97   Prudential Securities    2,000
23.00        0.12 0.17

Knightsbridge Tankers    2/6/97    Goldman Sachs       5,000
20.00        0.25 1.79

Knightsbridge Tankers    2/6/97    Goldman Sachs       5,000
20.00        0.05 1.79

Amazon Comm.        5/15/97   Deutsche, Morgan    100       18.00
0.003   1.04
                    Grenfell

Westfield America         5/15/97   Merrill Lynch       200,000
15.00          1.420     1.11

Hartford Life        5/21/97   Goldman Sachs       2,000          28.25
0.030     0.26

RyanAir Holdings     5/29/97   Morgan Stanley      500       14.73
0.003     0.05